Exhibit 10.19

2009 STOCK OPTION PLAN

OF

GORDMANS HOLDING CORP.

1. Purposes of the Plan. This Stock Option Plan (the “Plan”) is designed to provide an incentive to key employees (including managers and officers who are key employees) of (Gordmans Holding Corp., a Delaware corporation (the “Company”), or any of its Subsidiaries (as defined in Paragraph 21) and consultants and board members who are not employees of the Company, and to offer an additional inducement in obtaining the services of such persons. The Plan provides for the grant of options to acquire shares of Non-Voting Common Stock (as defined in Paragraph 21 hereof) of the Company which may be subject to contingencies or restrictions.

2. Subject to the Plan. Subject to the provisions of Paragraph 13, the aggregate number of shares of Non-Voting Common Stock for which options may be granted under the Plan shall not exceed 100,000 shares. Such shares of Non-Voting Common Stock may, in the discretion of the Board of Directors of the Company (the “Board of Directors” or the “Board”), consist either in whole or in part of authorized but unissued shares of Non-Voting Common Stock or shares of Non-Voting Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 14, any share of Non-Voting Common Stock underlying an option granted under this Plan which for any reason expires, is canceled, is forfeited, or is terminated unexercised or which ceases for any reason to be exercisable, shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Non-Voting Common Stock as will be sufficient to satisfy the requirements of the Plan.

3. Administration of the Plan. The Plan shall be administered by the Board of Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors as that term is defined in the rules and regulations promulgated under Section 16(b) of the Exchange Act (the Board of Directors and such committee being referred to collectively as the “Committee”). A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

Subject to the express provisions of the Plan and the grant agreement referred to in Paragraph 12 hereof (the “Agreement”), the Committee shall have the authority, in its sole discretion, to make all determinations relating to the Plan, including, but not limited to, the right to determine: the key employees of the Company (or its Subsidiaries), consultants and members of the Board, who shall be granted options; the type of option to be granted; the times when an option shall be granted; whether the options comply with requirements of Section 409A of the Code (as defined in Paragraph 21 hereof); the number of shares of Non-Voting Common Stock to be subject to each option; the term of each option; the date each option shall vest and become exercisable; whether an option shall be exercisable in whole, in part or in installments and, if in installments, the number of shares of Non-Voting Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; the conditions under which the date of exercise of any option or installment may be accelerated (subject, in the discretion of and as determined by the Committee, to any applicable limitations on permitted acceleration under Section 409A of the Code); whether shares of Non-Voting Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to restrict the sale or other disposition of the shares of Non-Voting Common Stock acquired upon the exercise of an option and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject all or a portion of the grant or exercise of an option or the shares of Non-Voting Common Stock acquired pursuant to the exercise of an option to the fulfillment of certain restrictions or contingencies as specified in the Agreement, including without limitation, restrictions or contingencies relating to entering into a covenant not to compete with the Company, any of its Subsidiaries or a Parent (as defined in Paragraph 21), to financial objectives for the Company, any of its Subsidiaries or a Parent or any of its affiliates, a division of any of the foregoing, a product line or other category, and/or to the period of continued employment of the optionee with the Company, any of its Subsidiaries or a Parent or any of its affiliates, and to determine, in each case, whether such limitations, restrictions or contingencies have been met; whether an optionee is Disabled (as defined in Paragraph 21) the amount, if any, necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold taxes or other amounts; the fair market value (as defined in Paragraph 21 hereof) of a share of Non-Voting Common Stock; to construe the respective Agreement and the Plan; with the consent of the optionee, to cancel or modify an option, provided, that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification, and further, provided, that in the case of a modification, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan and, in the discretion of and as determined by the Committee, either would continue to be exempt from the application of Section 409A of the Code or would comply (or would continue to comply) with all requirements applicable to deferred compensation under Section 409A(a)(2), (3) and (4) of the Code; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Agreement shall be determined unilaterally by the Committee in its sole discretion. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties. No member or former member of the Committee shall be liable for any action, failure to act or determination made in good faith with respect to the Plan, any Agreement or any option hereunder.

The Company may establish a committee of outside directors meeting the requirements of Section 162(m) of the Code to (i) approve the terms and conditions applicable to the grant of options that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Section 162(m) of the Code (including, without limitation, objective performance criteria for the vesting of such options that satisfy the applicable requirements for classifying the options as “performance-based compensation” under Section 162(m) of the Code and any Treasury Regulations promulgated thereunder) and (ii) administer the Plan. In such event, the powers reserved to the Committee in the Plan shall be exercised by such compensation committee.

It is the Company’s intent that the options either be treated as exempt from the provisions of Section 409A of the Code or be treated as deferred compensation that meets the requirements of Section 409A(a)(2), (3) or (4) of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent. Options under the Plan shall contain such terms as the Committee determines are appropriate to be exempt from or to comply with the requirements of Section 409A of the Code. In the event that, after the issuance of an option under the Plan, Section 409A of the Code or regulations thereunder are issued or amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Section 409A of the Code, the Committee may modify the terms of any such previously issued option to the extent the Committee determines that such modification is necessary to be exempt from or to comply with the requirements of Section 409A of the Code.

4. Eligibility. The Committee may from time to time, in its sole discretion, consistent with the purposes of the Plan, grant options to (a) key employees (including officers and managers or directors who are key employees) of the Company or any of its Subsidiaries, (b) consultants to the Company or any of its Subsidiaries or (c) members of the Board. Such options granted shall cover such number of shares of Non-Voting Common Stock as the Committee may determine, in its sole discretion, as set forth in the applicable Agreement.

5. Non-qualified Options. It is the Company’s intent that only Non-qualified Stock Options, and not “incentive stock options” within the meaning of Section 422A of the Code, be granted under the Plan and that any ambiguities in construction be interpreted in order to effectuate such intent. The Committee may from time to time grant to eligible participants Non-qualified Stock Options. The options granted shall take such form as the Committee shall determine, subject to the terms and conditions herein.

6. Exercise Price. The exercise price of the shares of Non-Voting Common Stock under each option shall be determined by the Committee, in its sole discretion, and set forth in the applicable Agreement.

7. Term. The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, as set forth in the applicable Agreement; provided, however, that the term of each option granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof; and further, provided, that options shall be subject to earlier termination as hereinafter provided.

8. Exercise. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company, at the address and in the form established by the Committee and accompanied by payment in full of the aggregate exercise price therefor (a) in cash or by certified check or (b) in such other form as the Committee may approve. The Company shall not be required to issue any shares of Non-Voting Common Stock pursuant to any such option until all required payments, including any required withholding, have been made and all required actions have been taken.

A person entitled to receive shares of Non-Voting Common Stock upon the exercise of an option shall not have the rights of a stockholder of the Company with respect to such stock until the date of issuance of a certificate for such shares of Non-Voting Common Stock, or in the case of uncertificated shares of Non-Voting Common Stock, an entry is made on the books of the Company’s transfer agent representing such shares.

In no case may a fraction of a share of Non-Voting Common Stock be purchased or issued under the Plan.

9. Termination of Relationship.

(a) Employees and Consultants. Except as may otherwise be expressly provided in the applicable Agreement, an optionee whose relationship with the Company, its Parent or Subsidiaries as an employee or a consultant has terminated for any reason (other than as a result of the death or Disability of the optionee) may exercise his options, to the extent exercisable on the date of such termination, on the date of termination or at any time on or before the 15th day of the third calendar month following the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if the Optionee is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, on the date of such termination, then the option shall instead be exercisable during the 30-day period that begins on the date that is six months after the date of termination (or, if earlier, death of the optionee); provided, further, that (i) if such relationship is terminated for Cause (as defined in Paragraph 21), such option shall terminate on the day immediately before the date of such termination and (ii) if such relationship is terminated without the consent of the Company, such option shall terminate on the day of such termination. Except as may otherwise be expressly provided in the applicable Agreement, options granted under the Plan to an employee or consultant shall not be affected by any change in the status of the optionee so long as the optionee continues to be an employee of, or a consultant to, the Company, or any of the Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one corporation to another).

(b) Board Members. Except as may otherwise be expressly provided in the applicable Agreement, an optionee whose relationship with the Company as a Board member terminates for any reason (other than as a result of his death or Disability) may exercise his options, to the extent exercisable on the date of such termination, on the date of termination or at any time on or before the 15th day of the third calendar month following the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if the Optionee is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then the option shall instead be exercisable during the 30-day period that begins on the date that is six months after the date of termination (or, if earlier, death of the optionee); provided, further, that (i) if such relationship is terminated for Cause, such option shall terminate on the day immediately before the date of such termination and (ii) if such relationship is terminated without the consent of the Company, such option shall terminate on the day of such termination. Except as may otherwise be expressly provided in the applicable Agreement, options granted to a Board member shall not be affected by the optionee becoming an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent.

(c) General. Nothing in the Plan or in any option granted under the Plan shall confer on any optionee any right to continue in the employ of, or as a consultant to, the Company, any of its Subsidiaries or a Parent, or as a manager or director of the Company, or interfere in any way with any right of the Company, any of its Subsidiaries or a Parent to terminate the optionee’s relationship at any time for any reason whatsoever without liability to the Company, any of its Subsidiaries or a Parent.

10. Death or Disability of an Optionee.

(a) Employees and Consultants.

(i) Except as may otherwise be expressly provided in the applicable Agreement, if an optionee dies while he is an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent, the options that were granted to him as an employee or consultant may be exercised, to the extent exercisable on the date of his death, by his Legal Representative (as defined in Paragraph 21) on the date of death or at any time before the later of (A) December 31 of the year in which the optionee dies or (B) the 15th day of the third calendar month following the date on which the optionee dies, but not thereafter and in no event after the date the option would otherwise have expired.

(ii) Except as may otherwise be expressly provided in the applicable Agreement, any optionee whose relationship as an employee of, or consultant to, the Company, its Parent and Subsidiaries has terminated by reason of such optionees Disability may exercise the options that were granted to him as an employee or consultant, to the extent exercisable upon the effective date of such termination, on the date of termination or at any time before the later of (A) December 31 of the year in which termination occurs or (B) the 15th day of the third calendar month following the date on which termination occurs, but not thereafter and in no event after the date the option would otherwise have expired.

(b) Board Members. Except as may otherwise be expressly provided in the applicable Agreement, any optionee whose relationship as a Board member terminates as a result of his death or Disability may exercise the options that were granted to him as a Board member, to the extent exercisable on the date of such termination, on the date of termination or at any time on or before the 15th day of the third calendar month following the date of termination, but not thereafter and in no event after the date the option would otherwise have expired. In the case of the death of the Board member, the option may be exercised by his Legal Representative.

11. Compliance with Securities Laws. The Committee may require, in its sole discretion, as a condition to the exercise of any option hereunder, that either (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of the shares of Non-Voting Common Stock to be issued upon such grant or exercise shall be effective and current at the time of grant or exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of NonVoting Common Stock upon such grant or exercise. Nothing herein shall be construed as requiring the Company to register the issuance of the shares of Non-Voting Common Stock subject to any option under the Securities Act or to keep any registration statement effective or current.

The Committee may require, in its sole discretion, as a condition to the receipt of an option or the exercise of any option hereunder, that the optionee execute and deliver to the Company his representations and warranties, in form, substance and scope satisfactory to the Committee, which representations and warranties the Committee determines are necessary or convenient in connection with qualifying for an exemption from the registration requirements of the Securities Act, applicable state securities laws or satisfying other legal requirements.

In addition, if at any time the Committee shall determine, in its sole discretion, that the listing or qualification of the shares of Non-Voting Common Stock subject to any option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issuance of shares of Non-Voting Common Stock thereunder, such option may not be granted and such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12. Agreements. Each option shall be evidenced by an appropriate Agreement which shall be duly executed by the Company and the optionee, and which shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee. The terms of each option and Agreement need not be identical.

13. Adjustments Upon Changes in Interests. Notwithstanding any other provision of the Plan, in the event of:

(a) A dividend, recapitalization, or spin-off, split-up, combination or exchange of shares of Non-Voting Common Stock or the like, any of which results in a change in the number or kind of shares of Non-Voting Common Stock outstanding immediately prior to such event, the Committee shall appropriately adjust the aggregate number and kind of shares of Non-Voting Common Stock subject to the Plan, the aggregate number and kind of shares of Non-Voting Common Stock subject to each outstanding option and the exercise price thereof, with such adjustments in the case of outstanding options being those that the Committee determines in its sole discretion to be appropriate in order that the rights of any optionee are neither enlarged nor diminished as a result of such event. Such adjustments shall be conclusive and binding on all parties and may provide for the elimination of fractional shares of Non-Voting Common Stock which might otherwise be subject to options without payment therefor.

(b) A merger, consolidation, or sale by the Company of all or substantially all of its assets, in which the Company is not the surviving corporation, except as set forth below or in the Agreement, the options granted hereunder as of the date of such event shall continue to be outstanding and the optionee shall be entitled to receive in exchange therefor an option in the surviving corporation for the same number of shares of stock of the surviving corporation as he would have been entitled to receive if he had exercised the options granted hereunder immediately prior to the transaction and actually owned the shares of Non-Voting Common Stock subject to such option. In the discretion of, and as determined by, the Committee, the substitution of options described in the previous sentence shall be in accordance with Treasury Regulation Section 1.409A-l(b)(5)(v)(D).

Notwithstanding the foregoing, the Company shall have the right, by written notice, provided to an optionee sent no later than five (5) days prior to the proposed sale of assets, merger or consolidation (as determined by the Board of Directors in its sole discretion) or by inclusion in the applicable Agreement, to advise the optionee that upon consunmiation of the transaction either (i) all options granted to any optionee under the Plan and not theretofore exercised (or which are not then currently exercisable) shall terminate and be void, in which event, the optionee shall have the right to exercise all options then currently exercisable in accordance with the terms of the applicable Agreement within two (2) days after the date of the notice from the Company or as otherwise provided in the Agreement, or (ii) all options granted to any optionee under the Plan and not theretofore exercised (or which are not then currently exercisable) shall be cancelled on the effective date of such sale of assets, merger or consolidation and in lieu thereof, the optionee shall receive a cash payment (or payments) equal to the difference (if the exercise price per share of Non-Voting Common Stock subject to the option is less than the consideration to be received in respect of a share of Non-Voting Common

Stock pursuant to such sale of assets, merger or consolidation) between the aggregate exercise price of any portion of the option that is currently exercisable as of such date and the aggregate consideration that would be received in such sale of assets, merger or consolidation in respect of the number of shares of Non-Voting Common Stock subject to such portion of the option as of such date, had such portion of the option in fact been exercised prior to such date; provided, however, that such proposed sale of assets, merger or consolidation also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, within the meaning of Section 409A(a)(2)(A)(v) of the Code and the regulations or other published guidance (including, without limitation, Treasury Regulation § 1.409A-3(i)(5)) promulgated thereunder.

14. Amendments and Termination of the Plan. The Plan was adopted by the Board of Directors as of May 7, 2009. The Board of Directors, without further approval of the Company’s stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, to comply with any change in applicable law, regulations, rulings or interpretations of any administrative agency; provided, however, that no amendment for which any applicable regulation related to the listing, registration or qualification of the shares subject to the Plan upon any securities exchange or applicable law or regulation requires stockholder approval shall be effective without the requisite prior or subsequent stockholder approval. No termination, suspension or amendment of the Plan shall, without the consent of the optionees holding a majority of all options granted under the Plan (based on the number of underlying shares of Non-Voting Common Stock issuable upon the exercise of all such options), adversely affect their rights under any option granted under the Plan. The power of the Committee to construe and administer any option granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

15. Non-Transferability. No option granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or his Legal Representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

16. Withholding Taxes. The Company shall have the right to require, as a condition to any grant or exercise under the Plan, that the optionee make provision for the payment to the Company of federal, state or local taxes of any kind required by law to be withheld with respect to any grant, vesting, exercise or disposition of any option. The Company may deduct any taxes required by law to be withheld in respect of grants under the Plan from amounts paid to an optionee in cash as salary, bonus or other compensation, to the extent not paid to the Company in cash by the optionee at or before the time that any applicable tax withholding with respect to a grant hereunder is required to be deposited by the Company with the applicable taxing authority. In the Committee’s discretion, an optionee may be required or permitted to have withheld from the shares otherwise issuable to the optionee, or may be permitted to tender to the Company, a number of shares of Non-Voting Common Stock the aggregate fair market value of which does not exceed the minimum required withholding rate for federal (including FICA), state and local tax liabilities. Any such election must be in a form and manner prescribed by the Committee.

17. Legends; Payment of Expenses. The Company may endorse such legend or legends upon the certificates for shares of Non-Voting Common Stock issued upon exercise of an option under the Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to qualify for an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, or (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Non-Voting Common Stock. Each optionee may, in the Committee’s discretion, be required either to execute a stockholders’ agreement as a condition either to receiving a grant of options hereunder or to exercising any options granted hereunder.

The Company shall pay all issuance taxes with respect to the issuance of shares of Non-Voting Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

18. Use of Proceeds. The cash proceeds received upon the exercise of an option under the Plan shall be added to the general funds of the Company and used for such business purposes as the Board of Directors may determine.

19. Substitutions and Assumptions of Options of Certain Constituent Corporations. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph 21) or assume the prior options of such Constituent Corporation; provided, however, that no substitution or assumption for which applicable regulation or applicable law requires stockholder approval shall be effective without the requisite prior or subsequent stockholder approval.

20. Right of First Refusal; Right to Repurchase.

(a) The Company shall have a right of first refusal with respect to any proposed sale or other disposition by optionees (and their successors in interest by purchase, gift or other mode of transfer) of any shares of Non-Voting Common Stock issued to them under the Plan which are transferable. This right of first refusal shall be exercisable by the Company in accordance with terms and conditions established by the Committee.

(b) In the case of any optionee whose employment or service terminates for any reason (including, without limitation, death, Disability, retirement, voluntary resignation or termination, or involuntary termination with or without Cause), except as otherwise provided in any Agreement, the Company shall have a right, exercisable at any time and from time to time after such termination, to repurchase from the optionee (or any successor in interest by purchase, gift or other mode of transfer) all (but not less than all) shares of Non-Voting Common Stock issued to the optionee under the Plan. If either (i) the optionee’s employment or service was terminated for Cause or (ii) in the Committee’s determination, the optionee has taken any action prior to or following his termination of employment or service which would have constituted grounds for a termination for Cause, then such repurchase shall be made at the purchase price paid by the optionee for such shares of Common Stock or, if lower, the Fair Market Value of such shares of Common Stock at the time of repurchase. In all other instances, such repurchase shall be made at the Fair Market Value of the shares of Non-Voting Common Stock at the time of repurchase. This right to repurchase shall be exercisable by the Company at any time within one hundred eighty (180) days after the termination of such optionee’s employment or service with the Company for any reason (including, without limitation, death, Disability, retirement, voluntary resignation or termination, or involuntary termination with or without Cause) by: (i) giving written notice of such repurchase to such optionee, (ii) tendering payment of the purchase price of such shares of Non-Voting Common Stock to such optionee within thirty (30) days of the delivery of such written notice and (iii) complying with such other terms and conditions established by the Committee.

21. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

(b) “Cause” shall mean, except as otherwise set forth in an Agreement, (i) in the case of an employee or consultant, if there is a written employment or consulting agreement between the optionee and the Company, any of its Subsidiaries or a Parent which defines termination of such relationship for cause, “cause” as defined in such agreement, and (ii) in the absence of such agreement, (A) conviction of the employee or consultant of any felony, or the conviction of the employee or consultant of a misdemeanor which involves moral turpitude, or the entry by the employee or consultant of a plea of guilty or nolo contendere with respect to any of the foregoing, (B) the commission of any act or failure to act by such employee or consultant that involves moral turpitude, dishonesty, theft, destruction of property, fraud, embezzlement or unethical business conduct, or that is otherwise materially injurious to the Company or any of its affiliates, whether financially or otherwise, (C) any violation by such employee or consultant of any rule or policy of the Company or any of its affiliates, (D) any violation by such employee or consultant of any other contract or agreement between the Company (or any of its affiliates) and such employee or consultant, and the failure of such employee or consultant to cure such violation within ten (10) days after receipt of written notice from the Company or (E) any failure by the employee to abide by any directive of the Board or an officer to whom the employee reports; in each case, with respect to subsections (A) through (E), as determined in good faith by the Board of Directors of the Company in the exercise of its reasonable business judgment.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

(d) “Common Stock” means the shares of Voting Common Stock and Non-Voting Common Stock.

(e) “Constituent Corporation” shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies, or any Parent, Subsidiary or affiliate of such corporation.

(f) “Disabled” or “Disability” shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code, but only if such condition is also a “disability” within the meaning of Section 409A(a)(2)(C) of the Code and the regulations or other published guidance promulgated thereunder.

(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto.

(h) “Fair Market Value” shall mean as of any applicable date, (i) if the Non-Voting Common Stock is readily tradable on an “established securities market” (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iv)(A)), the closing price of the Non-Voting Common Stock on such market as of the applicable date, or if no sale of the Non-Voting Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; or (ii) if the Non-Voting Common Stock is not readily tradable on an established securities market, the Board of Directors’ good faith determination of the fair market value of one share of Non-Voting Common Stock as of the applicable reference date, which determination shall be consistent with the requirements of Section 409A of the Code.

(i) “Legal Representative” shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

(j) “Non-qualified Stock Option” means any stock option other than an incentive stock option as defined in Section 422 of the Code and any successor thereto.

(k) “Non-Voting Common Stock” means the shares of Non-Voting Common Stock of the Company, par value $0.001 per share.

(l) “Parent” shall have the same definition as “parent corporation” in Section 424(e) of the Code.

(m) “Subsidiary” shall mean any company (whether a corporation, partnership, joint venture or other form of entity) in which the Company has a direct or indirect “controlling interest,” within the meaning of Treas. Reg. § 1.409A-1(b)(5)(ii)(E)(1).

(n) “Voting Common Stock” means the shares of Voting Common Stock of the Company, par value $0.00 1 per share.

22. Governing Law; Construction. The Plan, the options and any Agreement hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions.

Neither the Plan nor any Agreement shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Agreement to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

23. Partial Invalidity. The invalidity, illegality or unenforceability of any provision in the Plan, any option or Agreement shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

24. Modification for Grants Outside the U.S. The Board or the Committee may, without amending the Plan, determine the terms and conditions applicable to grants to individuals who are foreign nationals or employed outside the United States in a manner otherwise inconsistent with the Plan if the Board or the Committee deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

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